EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3ASR No. 333-249409) of Douglas Emmett, Inc.,
(2)Registration Statement (Form S-3 No. 333-147483) of Douglas Emmett, Inc.,
(3)Registration Statement (Form S-8 No. 333-212129) pertaining to the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-239816) pertaining to the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-274052) pertaining to the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan;

of our reports dated February 16, 2024, with respect to the consolidated financial statements of Douglas Emmett, Inc. and the effectiveness of internal control over financial reporting of Douglas Emmett, Inc. included in this Annual Report (Form 10-K) of Douglas Emmett, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Los Angeles, California
February 16, 2024